UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DUKE ENERGY Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2777218
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)
525 South Tryon Street Charlotte, North Carolina	28202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-290475

Securities to be registered pursuant to Section 12(g) of the Act: None

Information Required In Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Corporate Units to be registered hereby is set forth under the captions “Description of the Equity Units”, “Description of the Purchase Contracts”, “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes” included in the Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2026, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”). The foregoing Prospectus Supplement is incorporated herein by reference.

The Prospectus Supplement was filed pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-290475), as amended, originally filed with the Commission under the Securities Act on September 24, 2025.

Item 2.	Exhibits

Number	Description
1	Amended and Restated Certificate of Incorporation of Duke Energy Corporation (incorporated by reference to Exhibit 3.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on May 20, 2014, File No. 1-32853).
2	Amended and Restated By-Laws of Duke Energy Corporation, effective as of May 8, 2024 (incorporated by reference to Exhibit 3.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on May 13, 2024, File No. 1-32853).
3	Indenture between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 3, 2008 (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Current Report on Form 8-K filed on June 16, 2008, File No. 1-32853).
4	Thirty-sixth Supplemental Indenture, dated as of August 13, 2026, to said Indenture (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on August 13, 2026, File No. 1-32853).
5	Thirty-seventh Supplemental Indenture, dated as of August 13, 2026, to said Indenture (incorporated by reference to Exhibit 4.2 to Duke Energy Corporation’s Current Report on Form 8-K filed on August 13, 2026, File No. 1-32853).
6	Form of Remarketable Senior Notes due 2032 (included in Exhibit 4).
7	Form of Remarketable Senior Notes due 2036 (included in Exhibit 5).
8	Purchase Contract and Pledge Agreement, dated as of August 13, 2026, among Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, collateral agent, custodial agent and securities intermediary (incorporated by reference to Exhibit 4.3 to Duke Energy Corporation’s Current Report on Form 8-K filed on August 13, 2026, File No. 1-32853).
9	Form of Remarketing Agreement (included in Exhibit 8).
10	Form of Corporate Units Certificate (included in Exhibit 8).
11	Form of Treasury Units Certificate (included in Exhibit 8).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DUKE ENERGY CORPORATION

Date:	August 13, 2026	By:	/s/ Elizabeth H. Jones
			Name:	Elizabeth H. Jones
			Title:	Assistant Corporate Secretary

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